IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE REVLON, INC. SHAREHOLDERS LITIGATION	Consol. C.A. No. 4578-VCL

AMENDMENT NO. 1 TO STIPULATION AND AGREEMENT OF
COMPROMISE, SETTLEMENT AND RELEASE

This Amendment No. 1, dated March 7, 2013, amends the Stipulation, dated October 8, 2012, between plaintiffs in the Actions, on the one hand, and Defendants, on the other hand, through their counsel. All capitalized terms shall have the meanings defined in the Stipulation.
WHEREAS, on October 8, 2012, the parties reached a settlement in principle to fully, finally and forever settle the Actions on the terms and subject to the conditions set forth in the Stipulation;
WHEREAS, the Class includes both shareholders who participated in the Exchange Offer and shareholders who did not;
WHEREAS, the Stipulation provides that Class members will release all claims – known and unknown – set forth in or otherwise related, directly or indirectly, to the allegations in the Actions, the complaints and amended complaints in the Actions, the Proposal, the Exchange Offer, and other transactions contemplated therein, disclosures made in connection therewith (including the adequacy and completeness of such disclosures), any disclosure of the Company's actual, projected or estimated financial results for the third quarter 2009, or any other disclosures made by Revlon from the date of the Proposal through the date Revlon announced its financial results for the third quarter 2009 (including the adequacy and completeness of such disclosures);

WHEREAS, in exchange for this release, Defendants agreed to pay the Settlement Payment;
WHEREAS, the Settlement Payment will be allocated and distributed by plaintiffs' counsel;
WHEREAS, the parties agreed that shareholders who did not participate in the Exchange Offer have weak claims and suffered no damages;
WHEREAS, because plaintiffs' counsel concluded that shareholders who did not participate in the Exchange Offer suffered no damages, plaintiffs' counsel does not plan to allocate any portion of the Settlement Payment to them;
WHEREAS, on October 9, 2012, the Stipulation was filed with the Delaware Chancery Court;
WHEREAS, on October 19, 2012, the Delaware Chancery Court approved the Scheduling Order which preliminarily approved the Class, directed the Notice procedure, and established the procedures for a hearing on the Settlement and for making any objections to the Settlement;
WHEREAS, the Notice was given as required by the Scheduling Order;
WHEREAS, February 6, 2013 was the deadline for objections to the Settlement;
WHEREAS, the parties received one shareholder response to the Settlement – a one-page handwritten note from Perri L. Neal – which, for the reasons stated by Defendants in response to the note, does not comply with the Court's requirements for objecting to the Settlement;
WHEREAS, on February 20, 2013, the Delaware Chancery Court held the Settlement Hearing;

WHEREAS, no objectors appeared at the Settlement Hearing;
WHEREAS, at the Settlement Hearing, the Delaware Chancery Court inquired about the inclusion of shareholders who did not participate in the Exchange Offer in the Class, and their consequent release of all known and unknown claims relating to the Exchange Offer;
WHEREAS, the Delaware Chancery Court adjourned the Settlement Hearing to permit counsel to consider the Delaware Chancery Court's question;
WHEREAS, after the Settlement Hearing, counsel for the parties conferred about how to proceed;
WHEREAS, to address the Delaware Chancery Court's concern about the scope of the Class and releases in the Stipulation, Defendants agreed to amend the releases therein so that shareholders who did not participate in the Exchange Offer will no longer release unknown claims; and
WHEREAS, counsel for the parties have concluded that a settlement of the Actions based upon the terms contained in the Stipulation and this Amendment No. 1 is preferable to continued litigation, and counsel for plaintiffs believes that such terms are fair, reasonable and in the best interests of the Class,
NOW, THEREFORE, the parties have further agreed in principle to fully, finally and forever settle the Actions on the terms and subject to the conditions set forth in the Stipulation and as set forth below:
1.    Paragraph 8 of the Stipulation shall be superseded by the following language:
The Order and Final Judgment shall, among other things, provide for the full and complete dismissal of the Consolidated Action with prejudice, and the settlement and release of, and a permanent injunction barring, any claims, demands, rights, actions, causes of action, liabilities, damages, losses, obligations, judgments, duties, suits, costs, expenses, matters and issues, known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, liquidated or unliquidated, matured or unmatured, accrued or unaccrued, apparent or unapparent, that have been, could have been, or in the future can or might be asserted in any court, tribunal or proceeding (including, but not limited to, any claims arising under federal, state, foreign or common law, including the federal securities laws and any state disclosure law), by or on behalf of plaintiffs in the Consolidated Action or any member of the Class who participated in the Exchange Offer, whether individual, direct, class, derivative (on behalf of Revlon or otherwise), representative, legal, equitable, or any other type or in any other capacity (collectively, the "Participating Releasing Persons") against Defendants, Wolfe, Santagati, or any of their respective families, parent entities, controlling persons, associates, affiliates or subsidiaries and each and all of their respective past or present officers, directors, stockholders, principals, representatives, employees, attorneys, financial or investment advisors, consultants, accountants, investment bankers, commercial bankers, entities providing fairness opinions, underwriters, advisors or agents, heirs, executors, trustees, general or limited partners or partnerships, limited liability companies, members, joint ventures, personal or legal representatives, estates, administrators, predecessors, successors and assigns (collectively, the "Released Persons") which the Participating Releasing Persons ever had, now have, or may have by reason of, arising out of, relating to, or in connection with the acts, events, facts, matters, transactions, occurrences, statements, or representations, or any other matter whatsoever set forth in or otherwise related, directly or indirectly, to the allegations in the Actions, the complaints and amended complaints in the Actions, the Proposal, the Exchange Offer and other transactions contemplated therein, disclosures made in connection therewith (including the adequacy and completeness of such disclosures), any disclosure of the Company's actual, projected or estimated financial results for the third quarter 2009, or any other disclosure made by Revlon from the date of the Proposal through the date Revlon announced its financial results for the third quarter 2009 (including the adequacy and completeness of such disclosures) (the "Settled Claims"); provided, however, that the Settled Claims shall not release any claims to enforce the Settlement. The releases in the Order and Final Judgment of Class members who did not participate in the Exchange Offer shall be identical to the releases of the Participating Releasing Persons of Settled Claims as outlined herein, except that the releases of Class members who did not participate in the Exchange Offer shall not extend to Unknown Claims as defined in Paragraph 18 below.

2.    Paragraph 9 of the Stipulation shall be superseded by the following language:
The Order and Final Judgment shall bar and release any and all known claims for damages, injunctive relief, or any other remedies against plaintiffs in the Consolidated Action or any member of the Class, their attorneys or agents based upon, arising from, or related to prosecution and/or settlement of the Actions. As to Participating Releasing Persons, the Order and Final Judgment shall also bar and release any and all unknown claims for damages, injunctive relief, or any other remedies against plaintiffs in the Consolidated Action or any member of the Class, their attorneys or agents based upon, arising from, or related to prosecution and/or settlement of the Actions.
3.    Paragraph 18 of the Stipulation shall be superseded by the following language:
The Order and Final Judgment shall provide that the releases in Paragraphs 8 and 9 above shall extend to all claims that Participating Releasing Persons do not know or suspect to exist at the time of the release of the Settled Claims, which, if known, might have affected the Participating Releasing Persons' decisions to enter into the releases or the Settlement. Additionally, plaintiffs in the Actions acknowledge, and the members of the Class by operation of law shall be deemed to have acknowledged, that Participating Releasing Persons may discover facts in addition to or different from those now known or believed to be true by them with respect to the Settled Claims, but that it is the intention of plaintiffs in the Actions, and by operation of law the intention of the members of the Class, for Participating Releasing Persons to completely, fully, finally and forever compromise, settle, release, discharge, extinguish, and dismiss any and all Settled Claims, known or unknown, suspected or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts. As to Class members who did not participate in the Exchange Offer, plaintiffs in the Actions acknowledge, and members of the Class by operation of law shall be deemed to have acknowledged, that Class members who did not participate in the Exchange Offer will give releases identical to those of Participating Releasing Persons as outlined in Paragraphs 8 and 9 (and reiterated in this Paragraph 18) as to the Settled Claims, except that their releases shall not extend to Unknown Claims (as defined in this Paragraph 18). Plaintiffs in the Actions acknowledge, and the members of the Class by operation of law shall be deemed to have acknowledged, that for Participating Releasing Persons "Unknown Claims" are expressly included in the definition of "Settled Claims," and that such inclusion was expressly bargained for and was a key element of the Settlement and was relied upon by each and all of the Released Persons in entering into this Stipulation. "Unknown Claims" means any claim that plaintiffs in the Actions or any member of the Class does not know or suspect exists in his, her or its favor at the time of the release of the Settled Claims as against the Released Persons, including, without limitation, those which, if known, might have affected the decision to enter into the Settlement. With respect to any of the Settled Claims, the parties stipulate and agree that upon Final Approval of the Settlement (as defined in Paragraph 12 above), plaintiffs in the Actions shall expressly and each Participating Releasing Person shall be deemed to have, and by operation of the Order and Final Judgment by the Delaware Chancery Court shall have, expressly waived, relinquished and released any and all provisions, rights and benefits conferred by or under Cal. Civ. Code § 1542 or any law of the United States or any state of the United States or territory of the United States, or principle of common law, which is similar, comparable or equivalent to Cal. Civ. Code § 1542, which provides:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
4.    The Order and Final Judgment (Exhibit C to the Stipulation) shall be superseded by the attached Order and Final Judgment.
5.    Exhibits D and E to the Stipulation (the Stipulation and Order of Dismissal for the Sullivan Action and the Stipulation and Order of Dismissal for the Garofalo Action) will be revised prior to their filing to reflect the existence and substance of this Amendment No. 1.
6.    This Amendment No. 1 is being made pursuant to Paragraph 28 of the Stipulation, and all terms and conditions of the Stipulation remain fully effective and binding on all parties except to the extent expressly amended herein.

7.    Each of the attorneys executing this Amendment No. 1 has been duly empowered and authorized by his/her respective client(s) to do so.
8.    This Amendment No. 1 may be executed in multiple counterparts by the signatories hereto, including by email in PDF format or by telecopier, and as so executed shall constitute one agreement.

Dated: March 7, 2013

RICHARDS, LAYTON & FINGER, P.A.

/s/ Raymond J. DiCamillo
Raymond J. DiCamillo (#3188)
Kevin M. Gallagher (#5337)
920 North King Street
Wilmington, Delaware 19801
(302) 651-7700

GIBSON, DUNN & CRUTCHER LLP

/s/ Marshall R. King
Lawrence Zweifach
Marshall R. King
200 Park Avenue, 47th Floor
New York, New York 10166
(212) 351-4000
Counsel for Defendants Bernikow, Bohan, Feldberg, Jordan, Lee, Mellon, and Seifert

SMITH KATZENSTEIN & JENKINS, LLP

/s/ David A. Jenkins
Robert J. Katzenstein (#378)
David A. Jenkins (#932)
800 Delaware Avenue
Suite 1000
Wilmington, Delaware 19801
(302) 652-8400

Co-Lead Counsel for Plaintiffs in the Consolidated Action

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

/s/ Thomas J. Allingham II
Thomas J. Allingham II (#476)
Alyssa S. O'Connell (#4351)
One Rodney Square
P.O. Box 636
Wilmington, Delaware 19899
(302) 651-3000
Counsel for Defendants Ennis, Kennedy, and Revlon, Inc.

HARWOOD FEFFER LLP Robert I. Harwood Robert I. Harwood Samuel K. Rosen 488 Madison Avenue New York, New York 10022 (212) 935-7400 Co-Lead Counsel for Plaintiffs in the Consolidated Action
BOUCHARD MARGULES & FRIEDLANDER, P.A.

/s/ Andre G. Bouchard
Andre G. Bouchard (#2504)
Jamie L. Brown (#5551)
222 Delaware Avenue, Suite 1400
Wilmington, Delaware 19801
(302) 573-3500

WACHTELL, LIPTON, ROSEN & KATZ

/s/ William Savitt
William Savitt
51 West 52nd Street
New York, New York 10019
(212) 403-1000
Counsel for Defendants Perelman, Schwartz, and MacAndrews & Forbes Holdings Inc.

LAW OFFICES OF CURTIS V. TRINKO, LLP

/s/ Curtis V. Trinko
Curtis V. Trinko
Jennifer E. Traystman
16 West 46th Street
7th Floor
New York, New York 10036
(212) 490-9550

Co-Lead Counsel for Plaintiffs in the Consolidated Action

BRAGAR EAGEL & SQUIRE, P.C. /s/ Raymond A. Bragar Raymond A. Bragar 888 Third Ave., Suite 3040 New York, New York 10022 (212) 308-5858 Counsel for Plaintiff in the Sullivan Action

BIGGS & BATTAGLIA

/s/ Robert D. Goldberg
Robert D. Goldberg (#631)
921 Orange Street
P.O. Box 1489
Wilmington, Delaware 19899
(302) 655-9677

Counsel for Plaintiff in the Garofalo Action

BERGER & MONTAGUE, P.C.

/s/ Lawrence Deutsch
Lawrence Deutsch
Robin Switzenbaum
Glen L. Abramson
Shauna Itri
1622 Locust Street
Philadelphia, Pennsylvania 19103
(215) 875-3062

Counsel for Plaintiff in the Garofalo Action

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE REVLON, INC. SHAREHOLDERS LITIGATION	Consol. C.A. No. 4578-VCL

ORDER AND FINAL JUDGMENT

The Stipulation and Agreement of Compromise, Settlement and Release, dated October 8, 2012 (with exhibits thereto, the "Stipulation"), and Amendment No. 1 to the Stipulation (with the exhibit thereto, "Amendment No. 1") dated March 7, 2013, of the above consolidated class action (the "Consolidated Action"), and the settlement contemplated thereby (the "Settlement") having been presented at the settlement hearing on February 20, 2013 (the "Settlement Hearing"), pursuant to the scheduling order entered in the Consolidated Action on October 19, 2012 (the "Scheduling Order"), which Stipulation and Amendment No. 1 was entered into by plaintiffs in the Consolidated Action, through plaintiffs' Delaware Lead Counsel (as identified in Paragraph 4(v) below) and by defendants Ronald O. Perelman, Barry F. Schwartz, David L. Kennedy, Alan T. Ennis, Alan S. Bernikow, Paul J. Bohan, Meyer Feldberg, Ann D. Jordan, Debra L. Lee, Tamara Mellon, Kathi P. Seifert, Revlon, Inc. ("Revlon" or the "Company")), and MacAndrews & Forbes Holdings Inc. ("MacAndrews & Forbes") (collectively, "Defendants" and, together with plaintiffs, the "Parties"), through their counsel, and thereafter having been presented on March __, 2013; and the Delaware Court of Chancery (the "Court") having determined that notice of said hearing was given to the Class

(as defined in Paragraph 4(iv) below) in accordance with the Scheduling Order and that said notice was adequate and sufficient; and the Parties having appeared by their attorneys of record; and the attorneys for the respective Parties having been heard in support of the Settlement of the Consolidated Action, and an opportunity to be heard having been given to all other persons or entities desiring to be heard as provided in the Notice (as defined in Paragraph 1 below); and the entire matter of the Settlement having been considered by the Court;
IT IS HEREBY ORDERED, ADJUDGED AND DECREED, this _________ day of ________, 2013 as follows:
1.    This Order and Final Judgment incorporates and makes part hereof: (i) the Stipulation filed with the Court on October 9, 2012; (ii) Amendment No. 1 to the Stipulation filed with the Court on March 7, 2013; and (iii) the Notice of Pendency of Class Action, Proposed Settlement of Class Action, Settlement Hearing and Right to Appear (the "Notice") filed with the Court on February 6, 2013 as an attachment to the affidavit of mailing Revlon filed.
2.    This Order and Final Judgment incorporates by reference the definitions in the Stipulation and Amendment No. 1, and unless defined herein, capitalized words and terms shall have the same meaning as they have in the Stipulation and Amendment No. 1.
3.    The Notice has been given to the Class (as defined in Paragraph 4(iv) below) pursuant to and in the manner directed by the Scheduling Order, proof of the mailing and posting of the Notice has been filed with the Court and a full opportunity to be heard has been offered to all parties to the Consolidated Action, the Class and persons and/or entities in interest. The form and method of the Notice (i) constituted the best notice practicable under the circumstances to apprise members of the Class of the pendency of the Consolidated Action, of the effect of the proposed Settlement (including the nature and scope of the releases contained therein) and of their rights to object to the proposed Settlement and appear at the Settlement Hearing; (ii) constituted due, adequate and sufficient notice to all persons and entities entitled to receive notice of the Settlement; and (iii) satisfied the requirements of the United States Constitution (including the Due Process Clause), Delaware Court of Chancery Rule 23 and all other applicable law and rules. It is determined that all members of the Class are bound by this Order and Final Judgment herein.
4.    The Court hereby finds, pursuant to Delaware Court of Chancery Rule 23, as follows:
(i)    that (a) the Class, as defined below, is so numerous that joinder of all members is impracticable; (b) there are questions of law and fact common to the Class; (c) the claims of plaintiffs Edward S. Gutman and Lawrence Corneck ("Plaintiffs") are typical of the claims of the Class; (d) Plaintiffs and Delaware Lead Counsel (as identified below) have fairly and adequately protected the interests of the Class; (e) the prosecution of separate actions by individual members of the Class would create a risk of inconsistent adjudications, which would establish incompatible standards of conduct for Defendants and, as a practical matter, the disposition of the Consolidated Action would influence the disposition of any pending or future identical cases brought by other members of the Class; and (f) Defendants have allegedly acted or refused to act on grounds generally applicable to the Class, thereby making appropriate final relief with respect to the Class as a whole;
(ii)    that the requirements of Delaware Court of Chancery Rule 23 have been satisfied;

(iii)    that the requirements of the Delaware Court of Chancery Rules and due process have been satisfied in connection with the Notice;
(iv)    that the Consolidated Action is a proper class action pursuant to Delaware Court of Chancery Rules 23(a), 23(b)(1) and 23(b)(2), and is hereby certified as a non opt-out Class consisting of record and beneficial holders of Revlon Class A Common Stock, their respective successors in interest, successors, predecessors in interest, predecessors, representatives, trustees, executors, administrators, heirs, assigns or transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under, any of them, and each of them, together with their predecessors and successors and assigns, who held shares of Revlon Class A Common Stock at any time between and including August 10, 2009 and October 8, 2009, including, but not limited to, stockholders who tendered shares in the Exchange Offer, but excluding: (i) Fidelity Management & Research Company ("FMR Co.") and its investment advisory affiliates, all of which are direct or indirect subsidiaries of FMR LLC, which at the time of the Exchange Offer was the largest unaffiliated Revlon stockholder; (ii) the following funds advised by FMR Co. or its investment advisory affiliates: (a) Fidelity Securities Fund: Leveraged Company Stock Fund; (b) Fidelity Advisor Series I: Advisor Leveraged Company Stock Fund; and (c) Fidelity Advisor High Yield Portfolio; (iii) the following institutional client accounts or funds that are advised by an investment advisory affiliate of FMR Co.: (a) Fidelity Canadian Balanced Fund – High Yield Bond Subaccount; (b) Pension Reserve Investment Management Board of Massachusetts High Yield Bond Account; (c) General Motors Hourly-Rate Employees Pension Trust 7N1J (Successor In Interest); and (d) General Motors Salaried Employees Pension Trust 7N1L (Successor In Interest); (iv) Archview Fund L.P. (and its predecessor entity, Archview Credit Opportunities Fund L.P.); (v) Archview Master Fund Ltd.

(and its predecessor entity, Archview Credit Opportunities Master Fund Ltd.); and (vi) Defendants, any Revlon officers and directors identified in Revlon's 2009 Annual Report who would otherwise be part of the class, and members of MacAndrews & Forbes management who participated in the Exchange Offer (the "Class"); and
(v)    that Plaintiffs are hereby certified as the Class representatives, and Smith Katzenstein & Jenkins, LLP, Harwood Feffer LLP, and the Law Offices of Curtis V. Trinko, LLP are certified as Class Delaware Lead Counsel.
5.    The Settlement is found to be fair, reasonable, adequate and in the best interests of the Class, and it is hereby approved in all respects (including the releases contained in the Stipulation and Amendment No. 1 and the dismissal with prejudice of any and all Settled Claims as defined in Paragraph 8 below against each and every one of the Released Persons as defined in Paragraph 8 below). The Parties are hereby authorized and directed to comply with and to consummate the Settlement in accordance with its terms and provisions, and the Register in Chancery is directed to enter and docket this Order and Final Judgment in the Consolidated Action.
6.    The Consolidated Action is hereby dismissed with prejudice in its entirety as to Defendants and against Plaintiffs and all other members of the Class on the merits and, except as provided herein, without costs.
7.    The terms of the Stipulation, Amendment No. 1, and this Order and Final Judgment shall forever be binding on Plaintiffs, members of the Class and Released Persons (as defined in Paragraph 8 below) and their counsel.

8.    The Court hereby dismisses the Consolidated Action with prejudice, and orders the settlement and release of, and a permanent injunction barring, any claims, demands, rights, actions, causes of action, liabilities, damages, losses, obligations, judgments, duties, suits, costs, expenses, matters and issues, known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, liquidated or unliquidated, matured or unmatured, accrued or unaccrued, apparent or unapparent, that have been, could have been, or in the future can or might be asserted in any court, tribunal or proceeding (including, but not limited to, any claims arising under federal, state, foreign or common law, including the federal securities laws and any state disclosure law), by or on behalf of plaintiffs in the Consolidated Action or any member of the Class who participated in the Exchange Offer, whether individual, direct, class, derivative (on behalf of Revlon or otherwise), representative, legal, equitable, or any other type or in any other capacity (collectively, the "Participating Releasing Persons") against Defendants, Wolfe, Santagati, or any of their respective families, parent entities, controlling persons, associates, affiliates or subsidiaries and each and all of their respective past or present officers, directors, stockholders, principals, representatives, employees, attorneys, financial or investment advisors, consultants, accountants, investment bankers, commercial bankers, entities providing fairness opinions, underwriters, advisors or agents, heirs, executors, trustees, general or limited partners or partnerships, limited liability companies, members, joint ventures, personal or legal representatives, estates, administrators, predecessors, successors and assigns (collectively, the "Released Persons") which the Participating Releasing Persons ever had, now have, or may have by reason of, arising out of, relating to, or in connection with the acts, events, facts, matters, transactions, occurrences, statements, or representations, or any other matter whatsoever set forth in or otherwise related, directly or indirectly, to the allegations in the Actions, the complaints and amended complaints in the Actions, the Proposal, the Exchange Offer and other transactions contemplated therein, disclosures made in connection therewith (including the adequacy and completeness of such disclosures), any disclosure of the Company's actual, projected or estimated financial results for the third quarter 2009, or any other disclosure made by Revlon from the date of the Proposal through the date Revlon announced its financial results for the third quarter 2009 (including the adequacy and completeness of such disclosures) (the "Settled Claims"); provided, however, that the Settled Claims shall not release any claims to enforce the Settlement. The releases of Class members who did not participate in the Exchange Offer are identical to the releases of the Participating Releasing Persons of Settled Claims as ordered herein, except that the releases of Class members who did not participate in the Exchange Offer shall not extend to Unknown Claims as defined in Paragraph 10 below.
9.    The Court further bars and releases any and all known claims for damages, injunctive relief, or any other remedies against plaintiffs in the Consolidated Action or any member of the Class, their attorneys or agents based upon, arising from, or related to prosecution and/or settlement of the Actions. As to Participating Releasing Persons, the Court further bars and releases any and all unknown claims for damages, injunctive relief, or any other remedies against plaintiffs in the Consolidated Action or any member of the Class, their attorneys or agents based upon, arising from, or related to prosecution and/or settlement of the Actions.
10.    The releases described in Paragraphs 8 and 9 above shall extend to all claims that Participating Releasing Persons do not know or suspect to exist at the time of the release of the Settled Claims, which, if known, might have affected the Participating Releasing Persons' decisions to enter into the releases or the Settlement. Additionally, plaintiffs in the Actions acknowledge, and the members of the Class by operation of law shall be deemed to have acknowledged, that Participating Releasing Persons may discover facts in addition to or different from those now known or believed to be true by them with respect to the Settled Claims, but that it is the intention of plaintiffs in the Actions, and by operation of law the intention of the members of the Class, for Participating Releasing Persons to completely, fully, finally and forever compromise, settle, release, discharge, extinguish, and dismiss any and all Settled Claims, known or unknown, suspected or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts. As to Class members who did not participate in the Exchange Offer, plaintiffs in the Actions acknowledge, and members of the Class by operation of law shall be deemed to have acknowledged, that Class members who did not participate in the Exchange Offer will give releases identical to those of Participating Releasing Persons as outlined in Paragraphs 8 and 9 (and reiterated in this Paragraph 10) as to the Settled Claims, except that their releases shall not extend to Unknown Claims (as defined in this Paragraph 10). Plaintiffs in the Actions acknowledge, and the members of the Class by operation of law shall be deemed to have acknowledged, that for Participating Releasing Persons "Unknown Claims" are expressly included in the definition of "Settled Claims," and that such inclusion was expressly bargained for and was a key element of the Settlement and was relied upon by each and all of the Released Persons in entering into the Stipulation. "Unknown Claims" means any claim that plaintiffs in the Actions or any member of the Class does not know or suspect exists in his, her or its favor at the time of the release of the Settled Claims as against the Released Persons, including, without limitation, those which, if known, might have affected the decision to enter into the Settlement. With respect to any of the Settled Claims, the parties stipulate and agree that upon Final Approval of the Settlement, plaintiffs in the Actions shall expressly and each Participating Releasing Person shall be deemed to have, and by operation of this Order and Final Judgment by the Court shall have, expressly waived, relinquished and released any and all provisions, rights and benefits conferred by or under Cal. Civ. Code § 1542 or any law of the United States or any state of the United States or territory of the United States, or principle of common law, which is similar, comparable or equivalent to Cal. Civ. Code § 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

11.    Neither the Stipulation, nor Amendment No. 1, nor the Settlement contained therein, nor any act performed or document executed pursuant to, or in furtherance of, the Settlement: (i) is or may be deemed to be or may be used as an admission of, or evidence of, the validity or lack thereof of any Settled Claim, or of any wrongdoing or liability of Defendants; or (ii) is or may be deemed to be or may be used as an admission of, or evidence of, any fault or omission of any of the Defendants in any proceeding of any nature. Nothing in this Order and Final Judgment shall preclude any action to enforce the terms of the Stipulation, Amendment No. 1 or this Order and Final Judgment. Defendants may file, cite and/or refer to the Stipulation, Amendment No. 1 and/or this Order and Final Judgment in related litigation as evidence of the Settlement, or in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

12.    All agreements made and orders entered during the course of the Consolidated Action relating to the confidentiality of information shall survive this Order and Final Judgment.
13.    Without affecting the finality of this Order and Final Judgment, jurisdiction is hereby retained by the Court for the purpose of protecting and implementing the Stipulation, Amendment No. 1 and the terms of this Order and Final Judgment, including the resolution of any disputes that may arise with respect to the effectuation of any of the provisions of the Stipulation or Amendment No. 1, and for the entry of such further orders as may be necessary or appropriate in administering and implementing the terms and provisions of the Settlement and this Order and Final Judgment.
14.    Delaware Lead Counsel is hereby awarded attorneys' fees in the amount of $__________, inclusive of expenses, which amount the Court finds to be fair and reasonable and which shall be paid to Delaware Lead Counsel on behalf of all plaintiffs' counsel in the Actions in accordance with the terms and conditions of the Stipulation.

Vice Chancellor Laster

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